Exhibit 10.4

AMENDING AGREEMENT DATED FOR REFERENCE
THE 6TH DAY OF MARCH, 2003

REGARDING THE GARNET JOINT VENTURE

BETWEEN:	Black Sea Minerals Inc., a corporation incorporated pursuant to the laws of the State of Delaware with a head office at 525 Seymour Street, Suite 908, Vancouver, British Columbia V6B 3H7

(the “Company”)

(Of the First Part)

AND:

Aurora Pacific Consulting and Development Corp. a corporation incorporated pursuant to the laws of the province of British Columbia with a head office at 525 Seymour Street, Suite 908, Vancouver, British Columbia V6B 3H7

(“Aurora”)

(“Of the Second Part”)

Whereas:

R.1	The parties entered into an agreement dated March 1, 1999 to purchase Aurora’s 49% interest in a Ukrainian privatized company called the Garnet Joint Venture (“Garnet Agreement”).

R.2	The purchase price was three million common shares of the Company, which have been issued, and $300,000 of which only $108,000 has been paid leaving an unpaid balance of $192,000.

R.3	The Ecogarnet Agreement stated that ownership would remain with Aurora until the purchase price was fully paid.

R.4	Aurora has agreed to the immediate transfer of beneficial and registered ownership of its 49% interest in the Garnet Joint Venture to the Company.

R.5

Aurora has agreed to accept a promissory note from the Company to pay the unpaid balance of $192,000 by March 31, 2005 provided however that until March 31, 2005, 50% of any funds raised by the Company through the sale of its common shares would be paid to Aurora.

NOW THEREFORE WITNESSETH THAT in consideration of the mutual covenants, provisos and agreements hereinafter agreed to the parties hereto, hereby agree as follows:

1.	The above recitals R.1 to R.5 are true and correct and form part of this agreement.

2.	In consideration of $1.00 good and valuable consideration, receipt of which is hereby acknowledged by Aurora, the parties hereto, hereby agree to amend the Garnet Agreement as follows:

a.	Subclause 2.2 (iii) shall be deleting it in its entirety and replacing with the following:

“by paying to Aurora the balance of $250,000 in two parts: (A) one payment of $108,000 (paid); and (B) $192,00 due by March 31, 2005 and secured by a promissory note in the form attached hereto as Schedule A; provided however that until March 31, 2005, 50% of any funds raised by the Company through the sale of its common shares shall be paid to Aurora.”

(b)	Clause 2.5 shall be deleted in its entirety and replaced with the following:

“Aurora shall cause the immediate execution and formal registration of all such documents required to effect the immediate transfer of registered and beneficial ownership of Aurora’s

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49% interest in the Garnet Joint Venture to the Company. Proof of such registration shall be delivered to the Company forthwith after such registration”.

3.	The Ecogarnet Agreement is otherwise unchanged and in full force and effect.

IN WITNESS WHEREOF The Parties Hereto Have Executed This Agreement As Of The Date And Year First Above Written.

The signature of
Black Sea Minerals Inc.
was affixed hereto by its
authorized signatory:

“Walter Stunder”

_____________________________
Walter Stunder - President

The signature of Aurora Pacific
Consulting and Development Corp.
was affixed hereto by its
authorized signatory:

“Walter Stunder”

_____________________________
Walter Stunder – President

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Schedule A to Amending Agreement dated March 6, 2003

PROMISSORY NOTE

ISSUED BY BLACK SEA MINERALS INC.

(the “Company”)

TO:  Aurora Pacific Consulting and Development Corp.
525 Seymour Street, Suite 908,
Vancouver, British Columbia V6B 3H7
(“Aurora”)

Amount: $192,000	Due: March 31, 2005

Whereas:

R.1      Pursuant to an agreement dated March 1, 1999 as amended March 6, 2003 regarding the Garnet Joint Venture, the Company is indebted to Aurora in the amount of $192,000.

For value received, this promissory note is executed by Walter Stunder, the Chief Executive Officer of the Company.

On or before March 31, 2005, (the “payment date”) the Company promises to pay to Aurora, at the City of Vancouver, province of British Columbia, Canada, the principal sum of $192,000.

Dated at the city of Vancouver,
Province of British Columbia
this 24th day of March, 2003

BLACK SEA MINERALS INC.
Per:

“WALTER STUNDER”

_____________________________________________
WALTER STUNDER, CHIEF EXECUTIVE OFFICER

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